UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 6, 2024

Date of Report (Date of earliest event reported)

International Media Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40687	86-1627460
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1604 US Highway 130 North Brunswick, NJ	08902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 960-3677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IMAQ	None
Warrants	IMAQW	None
Rights	IMAQR	None
Units	IMAQU	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Yao Chin Chen

On August 6, 2024, Mr. Yao Chin Chen (Jim Chen) notified International Media Acquisition Corp. that he is resigning from the Board of the Company effective immediately. Mr. Chen’s resignation was not the result of any disagreement with the Company.

Appointment of Hsu-Kao Cheng

On August 6, 2024, the Board appointed Mr. Hsu-Kao Cheng to fill the vacancy on and serve as a member of the Board, to serve until the Company’s annual meeting to be held in 2027 and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Hsu-Kao Cheng will serve on our board of directors. Mr. Cheng has served as the Chairman of TheMoonGroup since 2018, where he is responsible for charging of company operations in accordance with the law and is responsible for handling various organizational business. Mr. Cheng has been the Chairman of the Taipei Digital Asset Business Association since 2023. Since July 2018, Mr. Cheng has served as an entrepreneurship consultant for Taiwan’s Small and Medium Enterprises Division of the Ministry of Economic Affairs. During his tenure, Mr. Cheng is responsible for assisting aspiring entrepreneurs and new business owners from 0 to 1 entrepreneurial stage to solve difficulties in their business stages. Since 2022, Mr. Cheng has served as a digital transformation expert at the Digital Transformation Institute of the Information Strategy Foundation, where he promotes the digital transformation of small and medium-sized manufacturing industries, assists in proposing new models, new products and new services, and develops digital transformation guidance guidelines. Mr. Cheng is also a part-time lecturer at the Promotion Department of the Chinese Culture University, CCU and at the Industrial Promotion Office of Mingchuan University, since July 2022 and June 2022, respectively. Mr. Cheng obtained his Master’s degree in accounting and Bachelor’s degree in accounting at the National Chengchi University (NCCU) in 2018 and 2012, respectively. Mr. Cheng is a United States Certified Public Accountant (CPA) and Certified Anti-Money Laundering Specialist (CAMS). Mr. Cheng’s significant experience in entrepreneurship, company operations and digital transformation makes him qualified to serve as a member of our board of directors.

Mr. Cheng has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Cheng had, or will have, a direct or indirect material interest.

Appointment of Tao-Chou Chang

Also on August 6, 2024, the Board appointed Mr. Tao-Chou Chang to fill the vacancy on and serve as a member of the Board, to serve until the Company’s annual meeting to be held in 2027 and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Tao-Chou Chang will serve on our board of directors. Mr. Chang has over two decades of experience in the legal field, holding various judicial and professorial positions from 2000 to 2023. Mr. Chang established and is a Solo Practitioner Lawyer at Tao-Chou Chang Law Office since September 2023. He was previously a trial Judge at Taiwan High Court from September 2022 to August 2023. During his tenure, he reviewed lower court decisions and tried appellate cases. Mr. Chang was an administrative Judge at Judicial Yuan Criminal Department from September 2019 to August 2022, where he supervised Taiwan’s judicial administration of criminal courts. He was awarded commendations twice by the Judicial Yuan in 2002 and 2010. The Judicial Yuan published his research “Juvenile Delinquency with respect to Intellectual Property Infringements”, “The Participation of Indigenous People in Criminal Trials,” and “The System of Assigned Defenders” in 2013, 2017 and 2020 respectively. Mr. Chang served as a Judge at the Taiwan High Court Taichung Branch Court from 2018 to 2019. He previously served as the Division Chief Judge in Taiwan Taichung District Court from 2016 to 2018, and from 2014 to 2016, Mr. Chang served as the Division Chief Judge in Taiwan Chiayi District Court. Mr. Chang served as a Judge in the Taiwan Chiayi District Court from 2000 to 2014. Mr. Chang served as an Adjunct Assistant Professor at the National Chung Hsing University and the National Chung Cheng University from 2017 to 2018 and 2014 to 2016, respectively. He also served as a Lecturer at the National Chiayi University in 2006. Mr. Chang obtained his PhD in Law and LLM in Intellectual Property Law from the University of Washington in 2013 and 2004, respectively. He obtained his Master of Laws and Bachelor of Laws from the National Taiwan University in 2001 and 1993, respectively. He served as Second Lieutenant in the Air Force of Republic of China, Taiwan from 1994 to 1996. Mr. Chang is a licensed attorney in Taiwan. Mr. Chang’s extensive legal expertise makes him qualified to serve as a member of our board of directors.

Mr. Chang has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Chang had, or will have, a direct or indirect material interest.

Appointment of Ming-Hsien Hsu

Also on August 6, 2024, the Board appointed Mr. Ming-Hsien Hsu to fill the vacancy on and serve as a member of the Board, to serve until the Company’s annual meeting to be held in 2026 and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Ming-Hsien Hsu has served as our director since August 2024. Since July 2024, Mr. Hsu has served as Vice President at Cathay United Bank Co., Ltd. At present, he is responsible for meeting the financial and investment needs of High Net Worth Individuals (HNWI). From March 2024 to May 2024, he served as CFO of Taijia Development and Construction Co., Ltd. During his tenure, he was responsible for financial budget review, fund flows management, review of financial statements and financial internal control system. From March 2023 to February 2024, Mr. Hsu served as Assistant Vice President at O-Bank Co., Ltd. During his tenure, he was responsible for helping corporate clients obtain working capital, invest in financial products and complete project financing. From November 2022 to March 2023, Mr. Hsu served as a Vice President at KGI Bank., Co., Ltd. During his tenure, he was responsible for helping corporate clients obtain working capital, invest in financial products and complete project financing. From September 2018 to September 2022, Mr. Hsu served as an Assistant Vice President at Taishin International Bank Co., Ltd. During his tenure, he was responsible for helping corporate clients obtain working capital, invest in financial products and complete project financing. From August 2012 to September 2018, Mr. Hsu served as a Deputy Manager at Far Eastern International Bank Co., Ltd. Mr. Hsu began his career at Ta Chong Commercial Bank Co., Ltd where he served as junior manager from April 2007 to June 2012. Mr. Hsu obtained his master’s degree in business administration from the National Cheng Kung University in 2005. He obtained his Bachelor of Business Administration from Tamkang University in 2002.

Mr. Hsu has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Hsu had, or will have, a direct or indirect material interest.

Mr. Cheng, Mr. Chang, and Mr. Hsu have been appointed as independent directors to the audit committee, with Mr. Cheng serving as chair. Mr. Cheng, Mr. Chang, and Mr. Hsu have been appointed to the compensation committee, with Mr. Cheng serving as chair.

Item 8.01 Other Events.

As previously announced, effective as of the start of trading on August 8, 2024, trading in the Company’s securities was suspended on Nasdaq. The securities are now quoted over the counter under the same symbols.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2024

INTERNATIONAL MEDIA ACQUISITION CORP.

By:	/s/ Shibasish Sarkar
Name:	Shibasish Sarkar
Title:	Chief Executive Officer

3